UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2020

WEBSTER FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31486	06-1187536
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

145 Bank Street, Waterbury, Connecticut 06702
(Address of principal executive offices) (Zip Code)

(203) 578-2202
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	WBS	New York Stock Exchange
Depositary Shares, each representing 1/1000th interest in a share of 5.25% Series F Non-Cumulative Perpetual Preferred Stock	WBS-F	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company □
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of October 1, 2020, Nitin J. Mhatre will cease serving as Executive Vice President and Head of Community Banking for Webster Financial Corporation (the “Company”) and Webster Bank, National Association.  Mr. Mhatre will remain employed by the Company as an advisor to the Chief Executive Officer to assist with transition matters through December 31, 2020 (or such earlier date as the Company and Mr. Mhatre may mutually agree) at his current salary and benefits. Upon Mr. Mhatre’s cessation of service with the Company, he will be provided with career transition services and will be entitled to the payments and benefits applicable upon a termination without cause under his existing non-competition agreement with the Company and the Company’s equity incentive plans.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	October 1, 2020	WEBSTER FINANCIAL CORPORATION

/s/ Harriet Munrett Wolfe
Name: Harriet Munrett Wolfe
Title: Executive Vice President, General Counsel and Secretary